Exhibit 13

CERTIFICATIONS UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies that this periodic report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this annual report fairly represents, in all material respects, the financial condition and results of operations of Golden State Petro (IOM 1-B) PLC.


/s/ Tor Olav Troim
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Tor Olav Troim
Director


/s/ Kate Blankenship
-------------------------
Kate Blankenship
Director

Date: June 30, 2005